Exhibit 99.2

CONSENT SOLICITATION STATEMENT

WASHINGTON REAL ESTATE INVESTMENT TRUST

Solicitation of Consents to Amend Certain Provisions of the Indenture

for the Following Notes:

Notes	CUSIP Number	Outstanding Principal Amount	Consent Fee Per $1,000 Principal Amount of Notes
6.898% Mandatory Par Put Remarketed Securities due February 2018*	939671 AB9	$60,000,000	$1.00
5.95% Notes Due June 2011	939653 AH4	$150,000,000	$2.50
5.05% Notes Due May 2012	939653 AF8	$50,000,000	$3.00
5.125% Notes Due March 2013	939653 AD3	$60,000,000	$3.25
5.25% Notes Due January 2014	939653 AE1	$100,000,000	$3.50
5.35% Notes Due May 2015	939653 AG6	$150,000,000	$3.75
7.25% Notes Due February 2028	939671 AA1	$50,000,000	$5.00

		$620,000,000

*	Subject to mandatory tender in February 2008

Washington Real Estate Investment Trust (the “Trust,” “we” or “us”) is soliciting consents (the “Solicitation”) of registered holders (“Registered Holders”) of all series of the notes listed above (collectively, the “Notes”) for the adoption of certain amendments (the “Proposed Amendments”) to the indenture, dated as of August 1, 1996, as amended and supplemented (the “Indenture”), between us and The Bank of New York Trust Company, N.A. (successor in interest to the First National Bank of Chicago), as trustee (the “Trustee”) under which the Notes were issued. The Notes will vote collectively as a single class for purposes of the adoption of the Proposed Amendments.

If we receive the Requisite Consents (as defined below) at or prior to the Expiration Date (as defined below) and the other conditions set forth herein are satisfied or waived, (i) we will adopt the Proposed Amendments, (ii) we will enter into a supplemental indenture (the “Supplemental Indenture”) to amend the Indenture (the “Effective Time”) and (iii) the applicable consent fee (the “Consent Fee”) as shown above for each $1,000 principal amount of Notes in respect of which a Consent has been delivered will be paid to the Registered Holders of such Notes as described herein. The purpose of the Solicitation is discussed in more detail below. If the Requisite Consents have been received at or prior to the Expiration Date (and have not been revoked) and the other conditions set forth herein are satisfied or waived, we will pay to each Registered Holder as of the close of business on June 11, 2007 (the “Record Date”) who has delivered (and has not revoked) a valid Consent (as defined below) for each $1,000 principal amount of Notes in respect of which a Consent has been delivered, an amount equal to the Consent Fee. If we receive the Requisite Consents, the Proposed Amendments will be binding on all Registered Holders, including those that do not timely consent to the Proposed Amendments. However, only those Registered Holders that timely consent (and do not revoke such Consent) prior to the Expiration Date will be eligible to receive the Consent Fee.

THE SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 20, 2007 UNLESS EXTENDED (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE EARLIER OF THE EFFECTIVE TIME OR EXPIRATION DATE, BUT NOT THEREAFTER.

Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent (as defined herein) at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent at the address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

The Solicitation Agent for the Solicitation is:

RBS Greenwich Capital

This Consent Solicitation Statement is dated June 12, 2007.

Only Registered Holders as of the Record Date will be entitled to consent to the Proposed Amendments. Registered Holders may consent by executing and delivering prior to the Expiration Date, a properly completed Letter of Consent (a “Consent”) in accordance with the instructions described in this Consent Solicitation Statement and the Consent. For purposes of book entry Notes, only The Depository Trust Company (“DTC”) participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consent as the Registered Holder thereof, pursuant to the DTC omnibus proxy for participants entitled to consent as of the Record Date (the “DTC Omnibus Proxy”).

Your consent is important regardless of the size of your holdings because the consents of Registered Holders of at least a majority in aggregate principal amount of all of the outstanding Notes voting together as one class are needed to approve the Proposed Amendments (the “Requisite Consents”). If, on the Expiration Date, the Requisite Consents have been received for the Notes, and not revoked, we will execute the Supplemental Indenture with the Trustee, which will implement the adoption of the Proposed Amendments. Failure to complete and return a Consent will have the effect of a vote against the Proposed Amendments. If we do not receive the Requisite Consents, we will not execute the Supplemental Indenture, nor pay any Consent Fees and the Proposed Amendments will not become operative.

All properly completed, executed and dated Consents must be received by Global Bondholder Services Corporation, as the Information Agent (the “Information Agent”), prior to 5:00 p.m., New York City time, on the Expiration Date. We may extend the Expiration Date in our sole discretion.

If we receive the Requisite Consents and we enter into the Supplemental Indenture to amend the Indenture, Registered Holders who did not deliver a properly completed Consent to the Information Agent, or who revoked their Consent, on or prior to the Expiration Date, will still be bound by the Proposed Amendments.

A Consent and a return envelope are enclosed with this Consent Solicitation Statement. Deliveries of Consents should be made only to the Information Agent, at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement. Facsimiles of Consents must be followed by physical delivery. Consents should not be delivered to us, the Solicitation Agent or the Trustee. Do not for any reason, deliver your Notes to us, the Trustee, the Information Agent or the Solicitation Agent.

IMPORTANT INFORMATION

The Proposed Amendments constitute a single proposal and a consenting Registered Holder may only consent to the Proposed Amendments in their entirety and may not consent selectively. The Solicitation is being made upon the terms and subject to the conditions contained in this Consent Solicitation Statement. The Record Date for purposes of this Solicitation is the close of business on June 11, 2007. However, we may, in our sole discretion, establish a new date that, when chosen, will be deemed to be the “Record Date” for purposes of this Solicitation. Only Registered Holders on the Record Date and their duly designated proxies will be entitled to consent to the Proposed Amendments. For purposes of book entry Notes, only the DTC participant listed on the official DTC position listing as of the Record Date will be entitled to execute the Consents as the Registered Holder thereof, pursuant to the DTC Omnibus Proxy. Capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to such terms in the Indenture. When we refer to this “Consent Solicitation Statement” we are referring not only to this Consent Solicitation Statement, but also to the exhibits and other documents that we refer to in, and incorporate by reference into, this document.

In making your decision, you should rely only on the information contained in this Consent Solicitation Statement. We have not and the Solicitation Agent has not authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely on it. You should not assume that the information in this Consent Solicitation Statement is accurate as of any date other than the date on the cover page or that information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that the information contained in it is correct as of any time subsequent to the date on the cover page or that there has been no change in the information contained in, or incorporated by reference into, this Consent Solicitation Statement. By delivering your Consent, you represent that you are consenting to the Proposed Amendments solely based on the information contained in, or incorporated by reference into, this Consent Solicitation Statement and your own examination of us and the terms of the Proposed Amendments.

The contents of this Consent Solicitation Statement should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to those matters. This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make this Solicitation. Persons who receive this Consent Solicitation Statement must inform themselves about and observe any applicable restrictions on the distribution and solicitation of Consents.

None of us, the Trustee, the Information Agent or the Solicitation Agent makes any recommendation as to whether Registered Holders should consent to the Proposed Amendments.

Cautionary Statement Concerning Forward-Looking Statements

This Consent Solicitation Statement, including the documents that we incorporate by reference, contains certain historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: (a) the economic health of our tenants; (b) the economic health of the greater Washington metropolitan region, or other markets we may enter, including the effects of changes in Federal government spending; (c) the supply of competing properties; (d) inflation; (e) consumer confidence; (f) unemployment rates; (g) consumer tastes and preferences; (h) stock price and interest rate fluctuations; (i) our future capital requirements; (j) compliance with applicable laws, including those concerning the environment and access by persons with disabilities; (k) governmental or regulatory actions and initiatives; (l) changes in general economic and business conditions; (m) terrorist attacks or actions; (n) acts of war; (o) weather conditions; (p) the effects of changes in capital available to the technology and biotechnology sectors of the economy, and (q) other factors discussed under the caption “Risk Factors.” The forward-looking statements included in this Consent Solicitation Statement are made only as of the date of this Consent Solicitation Statement and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these uncertainties, the forward-looking events might or might not occur. Accordingly, there is no assurance that our expectations will be realized.

SUMMARY

This summary highlights some information about us and this Consent Solicitation Statement. It may not contain all of the information that is important to you. You should read this Consent Solicitation Statement in its entirety together with the more detailed information and consolidated financial statements and the related notes found in the documents we file with the Securities and Exchange Commission (“SEC”), including those listed under the heading “Documents Incorporated By Reference.” You should assume that the information in this Consent Solicitation Statement is accurate only as of the date of this Consent Solicitation Statement, or, in the case of documents we previously filed with the SEC and incorporated by reference, as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Consent Solicitation Statement, unless specifically noted otherwise, “we,” “us” and “our,” or the “Trust” refer to Washington Real Estate Investment Trust and its subsidiaries.

About the Trust

Washington Real Estate Investment Trust is a self-administered, self-managed equity real estate investment trust. As of the date of this Consent Solicitation Statement, we owned 88 properties, consisting of 26 general purpose office properties, 16 medical office properties, 14 retail centers, 9 multifamily properties and 23 industrial/flex properties and land for development.

Our principal offices are located at 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. Our telephone number there is (301) 984-9400.

Purpose of the Consent Solicitation

The purposes of the Proposed Amendments are to (i) amend the Debt Covenant (as defined herein) contained in Section 1011(a) of the Indenture that restricts our ability to incur debt, (ii) amend the defined terms used in Section 1011(c) of the Indenture that restrict our ability to incur secured debt and (iii) amend the defined terms used in Section 1012 of the Indenture that restrict our ability to secure debt.

We believe these amendments will (i) enhance our financial flexibility, (ii) enable us to more efficiently access debt capital, (iii) align our debt covenants with debt covenants with those of many other investment grade REITs and (iv) enable us to more effectively engage in our general business activities. Through the Solicitation, we are seeking to change these financial covenants from covenants based on the undepreciated cost of our assets to covenants based on the sum of the EBITDA of our stabilized properties capitalized at 7.5% and the undepreciated cost of other assets. We believe these revised covenants reflect the terms of debt instruments issued by many other investment grade REITs.

See “Purpose of the Solicitation” for a complete description of the Proposed Amendments.

Consent Fee

Assuming satisfaction of all conditions to the Solicitation, on the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay the applicable Consent Fee as indicated on the cover page of this Consent Solicitation Statement to each Registered Holder of Notes from which we have received and accepted Consents, and which have not been revoked, prior to the Expiration Date. In the event that this Solicitation is withdrawn or otherwise not completed, including as a result of the failure to meet the conditions to the Solicitation, the Consent Fee will not be paid or be payable.

Requisite Consents

The adoption of the Proposed Amendments requires the consent of Registered Holders of at least a majority in aggregate principal amount of the Notes voting together as one class. Registered Holders who wish to deliver a valid Consent must consent to all of the Proposed Amendments.

Procedure for Consenting

To consent to the Proposed Amendments, you must deliver a properly completed and executed Consent, a form of which is enclosed with this Consent Solicitation Statement, to the Information Agent on or prior to the Expiration Date in accordance with the instructions contained in this Consent Solicitation Statement and in the Consent.

Do not, for any reason, deliver your Notes to us, the Trustee, the Information Agent or the Solicitation Agent and do not deliver the Consent to any person other than the Information Agent.

Expiration Date

The Expiration Date is 5:00 p.m., New York City time, on Wednesday, June 20, 2007, unless extended.

Conditions of the Solicitation

The Proposed Amendments will not become operative (and therefore the Supplemental Indenture will not become operative) unless all conditions to the Solicitation described in this Consent Solicitation Statement under “The Solicitation—Conditions of the Solicitation” are satisfied or waived.

Revocation of Consents

A Registered Holder may revoke its Consent if the Information Agent receives written notice of revocation prior to earlier of the Effective Time or the Expiration Date. Once a Consent has been revoked, the Registered Holder may redeliver their Consent on or prior to the Expiration Date by following the procedures described in this Consent Solicitation Statement under “The Solicitation—Revocation of Consents.” Any Registered Holder who revokes a Consent will not receive the Consent Fee, unless such Consent is redelivered prior to the Expiration Date.

Additional Information

Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent. See the back cover of this Consent Solicitation Statement for contact information.

THE TRUST

Washington Real Estate Investment Trust is a self-administered, self-managed equity real estate investment trust. Our business consists of the ownership and operation of income-producing real properties. We have a fundamental strategy of regional focus, diversification by property type and conservative capital management. Our principal objective is to invest in high quality properties in prime locations, then proactively manage, lease and develop ongoing capital improvement programs to improve their long-term economic performance. As of the date of this Consent Solicitation Statement, we owned 88 properties, consisting of 26 general purpose office properties, 16 medical office properties, 14 retail centers, 9 multifamily properties and 23 industrial/flex properties and land for development.

While we have historically focused most of our investments within the greater Washington-Baltimore region, in order to maximize acquisition opportunities, we consider investments as far north as Philadelphia, Pennsylvania and as far south as Richmond, Virginia.

Our principal offices are located at 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852. Our telephone number there is (301) 984-9400.

RISK FACTORS

For additional considerations with respect to the Solicitation, please refer to the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which has been filed with the SEC and is incorporated by reference herein.

THE NOTES

The Notes are rated Baa1 by Moody’s Investors Services Inc. and A- by Standard & Poor’s Ratings Services.

On February 20, 1998, we issued $50.0 million of 7.25% unsecured notes due February 25, 2028 (CUSIP No. 939671 AA1) (the “2028 Notes”). We also sold $60.0 million in 6.898% Mandatory Par Put Remarketed Securities due February 25, 2018 (CUSIP No. 939671 AB9), which are subject to mandatory tender on the remarketing date (February 25, 2008) (the “2008 Notes”).

On March 17, 2003, we issued $60.0 million of 5.125% unsecured notes due March 15, 2013 (CUSIP No. 939653 AD3) (“the “2013 Notes”).

On December 11, 2003, we issued $100.0 million of 5.25% unsecured notes due January 15, 2014 (CUSIP No. 939653 AE1) (the “2014 Notes”).

On April 26, 2005, we issued $50.0 million of 5.05% senior unsecured notes due May 1, 2012 (CUSIP No. 939653 AF8) (the “2012 Notes”) and $50.0 million of 5.35% senior unsecured notes due May 1, 2015 (CUSIP No. 939653 AG6) (the “2015 Notes (first tranche)”).

On October 6, 2005 we issued an additional $100.0 million of notes of the series of 5.35% (CUSIP No. 939653 AG6) senior unsecured notes due May 1, 2015 (the “2015 Notes (second tranche)”).

On June 6, 2006, we issued $100.0 million of 5.95% unsecured notes due June 15, 2011 (CUSIP No. 939653 AH4) (the “2011 Notes (first tranche)”).

On July 26, 2006 we issued an additional $50.0 million of the series of 5.95% (CUSIP No. 939653 AH4) unsecured notes due June 15, 2011 (the “2011 Notes (second tranche)”).

PURPOSE OF THE SOLICITATION

Proposed Amendments

Pursuant to the Indenture, the Notes include certain non-financial and financial covenants with which we must comply. The financial covenants include limits on our total debt, limits on our secured debt, limits on our required debt service payments and maintenance of a minimum level of unencumbered assets. We were in compliance with all of our covenants as of March 31, 2007 in connection with the Notes, except the financial covenant requiring that total debt not exceed 60% of total assets (defined as GAAP assets before depreciation less accounts receivable and intangibles) as contained in Section 1011(a) of the Indenture (the “Debt Covenant”). As of March 31, 2007, our total debt was approximately 60.68% of total assets as defined, or approximately $13.4 million in excess of the amount permitted by the Debt Covenant. We disclosed our non-compliance with the Debt Covenant in our Form 10-Q filed with the SEC on May 9, 2007 for the quarterly period ended March 31, 2007. We believe this noncompliance was immaterial because the Debt Covenant, calculated using GAAP assets before depreciation less accounts receivable and intangibles, substantially understates the value of our assets and therefore substantially overstates debt as a percentage of assets.

On June 1, 2007, we acquired Woodholme Medical Office Building and Woodholme Center for approximately $49 million, which included the assumption of approximately $21.2 million of mortgage debt, and acquired Ashburn Farm Office Park for approximately $23 million, which included the assumption of approximately $5.6 million of mortgage debt. We paid the cash portion of the purchase prices of these properties with borrowings under our lines of credit.

On June 6, 2007, we completed a public offering of 1,600,000 common shares of beneficial interest and applied the net proceeds from the offering to reduce our total debt outstanding. As a result, we remedied our prior non-compliance with the Debt Covenant and are now in compliance with the Debt Covenant.

The purposes of the Proposed Amendments are to (i) amend the Debt Covenant contained in Section 1011(a) of the Indenture that restricts our ability to incur debt, (ii) amend the defined terms used in Section 1011(c) of the Indenture that restrict our ability to incur secured debt and (iii) amend the defined terms used in Section 1012 of the Indenture that restrict our ability to secure debt.

We believe the Proposed Amendments will (i) enhance our financial flexibility, (ii) enable us to more efficiently access debt capital, (iii) align our debt covenants with those of many other investment grade REITs and (iv) enable us to more effectively engage in our general business activities. As of June 11, 2007, our maximum amount of total debt permitted under Section 1011(a) of the Indenture is approximately $1,228,400,000, the total secured debt permitted under Section 1011(c) of the Indenture is approximately $818,900,000 and the total unsecured debt permitted under Section 1012 of the Indenture is approximately $1,029,200,000. If the Proposed Amendments are adopted, as of June 11, 2007, calculated on a pro forma basis, our maximum amount of total debt permitted under Section 1011(a) of the Indenture would be approximately $1,704,800,000, the total secured debt permitted under Section 1011(c) of the Indenture would be approximately $1,049,100,000 and the total unsecured debt permitted under Section 1012 of the Indenture would be approximately $1,370,700,000.

The Proposed Amendments, if accepted, will not change our core operating or investment strategy. We currently do not have any intention to deviate from the core credit metrics within which the Trust has historically operated. We remain committed to the current debt ratings and to protecting our credit investing constituency.

Description of the Proposed Amendments

The table below provides a summary description of the Proposed Amendments.

Existing Covenants	Proposed Revised Covenants

Under Section 1011(a) of the Indenture, the Trust will not, and will not permit any Subsidiary to, incur any Debt if the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”).

Under Section 1011(a) of the Indenture, the Trust will not, and will not permit any Subsidiary to, incur any Debt if the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 65% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”).

Under Section 1011(c) of the Indenture, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

Under Section 1011(c) of the Indenture, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

Under Section 1012 of the Indenture, the Trust will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the unsecured Debt of the Trust.	Under Section 1012 of the Indenture, the Trust will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the unsecured Debt of the Trust.

The following definitions are used in connection with Section 1011 and 1012:	The following existing definitions will be amended in connection with Sections 1011 and 1012:

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable).	“Total Assets” as of any date means the sum of (i) for Stabilized Properties, Capitalized Property Value, and (ii) for all other assets of the Trust and its Subsidiaries, undepreciated book value determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) all other assets of the Trust	“Total Unencumbered Assets” means the sum of: (i) the Capitalized Property Values of Stabilized Properties not subject to an Encumbrance and (ii) for

and its Subsidiaries not subject to an Encumbrance, determined in accordance with GAAP (but excluding intangibles and accounts receivable).	all other assets of the Trust and its Subsidiaries not subject to an Encumbrance, undepreciated book value of such assets determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.	The definition of Undepreciated Real Estate Assets will be deleted.

The following additional defined terms will be used in Section 1011 and 1012:

“Capitalized Property Value” as of any date means the aggregate sum of all Property EBITDA for each such property for the prior four quarters and capitalized at seven and one-half percent (7.5%), provided, however, that if the value of a particular property calculated pursuant to this clause is less than the undepreciated book value of such property determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

“Property EBITDA” is defined as, for any period of time, without duplication, net earnings (loss), excluding net derivative gains (losses) and gains (losses) on dispositions of real estate, before deductions for the Trust and its Subsidiaries (including amounts reported in discontinued operations) for (i) interest expense (including prepayment penalties); (ii) provision for taxes based on income; (iii) depreciation, amortization and all other non-cash items, as determined in good faith by the Trust, deducted in arriving at net income (loss); (iv) extraordinary items; (v) non-recurring items, as determined in good faith by the Trust; and (vi) minority interest. In each case for such period, amounts will be as reasonably determined by the Trust in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include Trust general and administrative expenses and other Trust expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as determined in good faith by the Trust.

“Stabilized Property” means (i) with respect to an acquisition of an income producing property, a property becomes stabilized when the Trust or its Subsidiaries have owned the property for at least four (4) full quarters and (ii) with respect to new construction or redevelopment property, a property becomes stabilized four (4) full quarters after the earlier of (a) eighteen (18) months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least ninety-three percent (93%).

Exhibit A hereto sets forth the full text of the current provisions of the Indenture (summarized above) to be amended. Exhibit B hereto sets forth the full text (compared against the current provisions) of the revised provisions as proposed to be amended (if the Requisite Consents are obtained and the Proposed Amendments are adopted).

THE SOLICITATION

General

As of the Record Date, there were $620,000,000 in aggregate principal amount of Notes issued and outstanding under the Indenture. As of the Record Date, neither we nor any Person directly or indirectly controlled by or under direct or indirect common control with us nor, to our knowledge, any person directly or indirectly controlling us, held any Notes. For purposes of determining whether any requisite principal amount of Notes have given Consents, Notes owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded.

The Proposed Amendments will not become operative until after the satisfaction or waiver of the conditions to the Solicitation. These conditions include receipt of the Requisite Consents and the satisfaction of the conditions described under the heading “Conditions to the Solicitation.”

We reserve the right to amend the terms and conditions of the Solicitation at any time prior to the Expiration Date for any reason, including, but not limited to, extending and/or terminating the Solicitation.

If the Requisite Consents are received and the Proposed Amendments become operative, the Supplemental Indenture and the amendments to the Indenture affected thereby will be binding on all holders of Notes, including non-consenting Registered Holders and their transferees. All other provisions of the Indenture that are not amended by the Supplemental Indenture will remain in full force and effect. Regardless of the outcome of the Solicitation, the Notes will continue to be outstanding and will continue to accrue interest as provided in the Notes and the Indenture.

The delivery of a Consent will not affect a Registered Holder’s right to sell or transfer any Notes, and a sale or transfer of any Notes after the Record Date will not have the effect of revoking any Consent properly given by the Registered Holder of such Notes. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Notes to which such Consent relates, unless the applicable Registered Holder has complied with the procedure for revoking Consents, as described herein and in the Consent. Failure to deliver a Consent will have the same effect as if a Registered Holder had voted “No” to the Proposed Amendments.

Record Date

The Record Date is as of 5:00 p.m., New York City time, on June 11, 2007. This Consent Solicitation Statement and the Consent are being sent to all Registered Holders on the Record Date as we are reasonably able to identify. The Record Date has been fixed as the date for the determination of Registered Holders entitled to give Consents and receive the Consent Fees, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to the Notes and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation.

Consent Fees

Assuming satisfaction of all conditions to the Solicitation, on the business day following the Expiration Date, or as promptly as practicable thereafter, we will pay the applicable Consent Fee as indicated on the cover page of this Consent Solicitation Statement to each Registered Holder of Notes from which we have received and accepted Consents, and which have not been revoked, prior to the Expiration Date.

The right to receive Consent Fees is not transferable with any Note. We will only make payments of Consent Fees to Registered Holders who have properly granted Consents that are in effect at the Expiration Date pursuant to the terms hereof. No other holder of any Notes will be entitled to receive any Consent Fees.

Interest will not accrue on or be payable with respect to any Consent Fees.

How to Consent

Registered Holders who wish to Consent to the Proposed Amendments should deliver a properly completed Consent signed by or on behalf of such Registered Holder by mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) in accordance with the instructions contained therein to the Information Agent at its address or facsimile number set forth on the back cover page of this Consent Solicitation Statement. We will have the right to determine whether any purported Consent satisfies the requirements of the Solicitation and the Indenture, and any such determination shall be final and binding on the Registered Holder who delivered such Consent or purported Consent. Consents must be received by the Information Agent prior to the Expiration Date in order to qualify for payment of the Consent Fees.

Consents will be accepted from Registered Holders and any other Person who has obtained a proxy in a form reasonably acceptable to us that authorizes such other Person (or Person claiming title by or through such other Person) to vote any Notes on behalf of such Registered Holder. For purposes of the Solicitation, DTC has authorized the direct participants in DTC (“DTC Participants”) set forth in the position listing of DTC as of the Record Date to execute a Consent as if they were Registered Holders of the Notes held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to consent should contact its DTC Participant promptly and instruct such DTC Participant to Consent on its behalf.

Each Consent that is properly completed, signed, delivered to and received by the Information Agent prior to the Expiration Date (and accepted by us as such), and not validly revoked prior to earlier of the Effective Time or the Expiration Date, will be given effect in accordance with the specifications thereof. The Proposed Amendments constitute a single proposal and a consenting Registered Holder may only consent to the Proposed Amendments in their entirety and may not consent selectively. A Consent should not be delivered to us, the Trustee or the Solicitation Agent. However, we reserve the right to accept any Consent received by us, the Trustee or the Solicitation Agent by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Notes to us, the Trustee, the Solicitation Agent or the Information Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation (subject to any requirement to extend the Expiration Date). Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as we shall determine. None of us, the Trustee, the Solicitation Agent, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consents, nor shall we or any of them incur any liability for failure to give such notification.

If the Notes to which a Consent relates are held by two or more joint Registered Holders, each such Registered Holder must sign the Consent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Registered Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Notes are held in different names, a separate Consent must be executed covering each name.

If a Consent relates to fewer than all Notes held of record as of the Record Date by the Registered Holder providing such Consent, such Registered Holder must indicate on the Consent the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Notes held by such Registered Holder. The Consent Fees will be calculated and paid only in respect of such portion of the Notes in respect of which a Consent has been delivered.

Consents will expire if the Requisite Consents have not been obtained on or before the Expiration Date.

Requisite Consents

To become operative, the Proposed Amendments must be approved by the Registered Holders of at least a majority in aggregate principal amount of the Notes voting together as one class. Presently, $620,000,000 aggregate principal amount of Notes is outstanding. Accordingly, Consents from Registered Holders of more than $310,000,000 aggregate principal amount of Notes must be received by the Information Agent, and not revoked, on or prior to the Expiration Date in order to approve the Proposed Amendments. This Consent Solicitation Statement, the Consent and other related documents are being sent to all persons who are Registered Holders as of the close of business on the Record Date.

Conditions to the Solicitation

Notwithstanding any other provision of this Consent Solicitation Statement, the effectiveness of the Proposed Amendments is conditioned upon the following conditions:

•	the receipt of the Requisite Consents and the execution of the Supplemental Indenture; and

•	satisfaction of the conditions described below.

We may, in our reasonable discretion, waive any or all of the conditions described below. We may not, however, waive the condition with respect to the receipt of the Requisite Consents or the execution of the Supplemental Indenture.

The conditions will be deemed to have been satisfied on the Expiration Date, unless, on or after the date hereof and prior to the Expiration Date, there shall have been instituted or threatened or be pending any action, suit or other proceeding or investigation by any governmental authority or agency or any other person that:

•	questions the legality, validity, binding effect, enforceability or effectiveness of the Proposed Amendments or the entering into the Supplemental Indenture;

•

seeks to have the Notes paid prior to maturity or which questions the accuracy or completeness of any of the statements made in or incorporated by reference into this Consent Solicitation Statement or in any of the other documents referred to herein; or

•	if adversely determined, would make unlawful or invalid, would enjoin the implementation of, or would impose damages as a result of, any of the foregoing.

Furthermore, subject to applicable law, we may terminate the Solicitation at any time prior to the Effective Time, in which case any Consents received will be voided and no Consent Fees will be paid.

Expiration Date; Extensions; Amendment

We will make a public announcement of the Expiration Date and our acceptance of validly tendered Consents at or prior to 9:00 a.m., New York City time, on the next business day after the Expiration Date. We may extend the Solicitation from time to time if any condition to this Solicitation has not been met. In order to extend the Expiration Date, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Registered Holder or beneficial owner of Notes to be so notified will not affect the extension of the Solicitation.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right at any time on or prior to 9:00 a.m., New York City time, on the business day following the Expiration Date to (i) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (ii) amend the terms of the Solicitation, (iii) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (iv) waive any of the conditions to the Solicitation, subject to applicable law. Furthermore, subject to applicable law, we may terminate the Solicitation at any time prior to the Effective Time, in which case any Consents received will be voided and no Consent Fees will be paid. If we take any of these actions, we will make a public announcement thereof.

If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the Indenture.

Revocation of Consents

Until the Effective Time, Registered Holders may revoke Consents tendered prior to the Effective Time. Any notice of revocation received after the Effective Time will not be effective, even if received prior to the Expiration Date. Any Registered Holder who revokes a Consent prior to the Effective Time will not receive any Consent Fees, unless such Consent is redelivered and properly received by the Information Agent and accepted by us on or prior to the Expiration Date. Unless properly revoked, a Consent by a Registered Holder shall bind the Registered Holder and every subsequent holder of such Notes or portion of such Notes that evidences the same debt as the consenting Registered Holder’s Notes, even if a notation of the Consent is not made on any such Notes.

Subject to the immediately preceding paragraph, any Registered Holder as to which a Consent has been given prior to the Effective Time may revoke such Consent as to such Notes or any portion of such Notes (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent to the Information Agent at any time prior to the Effective Time. To be effective, a notice of revocation must be in writing signed by the Registered Holder, must contain the name of the Registered Holder and the principal amount of Notes to which it relates, must be received by the Information Agent before the Effective Time and must be signed in the same manner as the original Consent. All revocations of Consents should be addressed to the Information Agent at the address set forth on the back cover of this Consent Solicitation Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Solicitation Agent and Information Agent

We have retained Greenwich Capital Markets, Inc. to serve as our solicitation agent (the “Solicitation Agent”) and Global Bondholder Services Corporation to serve as our information agent (the “Information Agent”) in connection with the Solicitation. The Solicitation Agent has not been retained to render an opinion as to the fairness of the Solicitation. We have agreed to indemnify the Solicitation Agent and the Information Agent against certain liabilities and expenses. At any time, the Solicitation Agent may trade the Notes for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Notes. The Solicitation Agent and its affiliates have provided in the past, and expect to provide in the future, other investment banking, commercial banking and/or financial advisory services to us for which they expect to receive customary compensation.

We have not authorized any person (including the Solicitation Agent and the Information Agent) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustee, the Information Agent, the Solicitation Agent or any other person.

Requests for assistance in filling out and delivering a Consent or for additional copies of this Consent Solicitation Statement or the Consent may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Consent Solicitation Statement.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agent, the Solicitation Agent’s counsel and the Information Agent. We will pay the Trustee reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation, other than expenses incurred by Registered Holders or beneficial owners of Notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain of the U.S. federal income tax considerations of the adoption of the Proposed Amendments and the receipt of the Consent Fees relevant to beneficial owners of Notes. This discussion does not address state, local or foreign tax considerations nor does it consider all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner of Notes in light of its individual investment circumstances or to a beneficial owner of Notes subject to special tax rules. For example, this discussion does not address tax considerations to a beneficial owner of Notes that is a financial institution, insurance company, real estate investment trust, regulated investment company, partnership or other pass-through entity, tax-exempt organization, dealer in securities or currencies, trader in securities that elects to use the mark-to-market method of accounting for its securities, a beneficial owner of Notes that holds Notes as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, or a beneficial owner of Notes that has a functional currency other than the U.S. dollar. Moreover, this discussion does not address the U.S. federal estate and gift tax, alternative minimum tax or other tax considerations of the adoption of the Proposed Amendments and receipt of the Consent Fees. This discussion assumes that a beneficial owner of Notes has held its Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). This discussion is based on the Internal Revenue Code and applicable Treasury regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Notes that, for U.S. federal income tax purposes, is: an individual citizen or resident of the United States; a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (i) a trust if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) certain electing trusts that were in existence on August 20, 1996, and were treated as domestic trusts prior to that date. A “non-U.S. holder” is a beneficial owner of the Notes that is an individual, corporation, estate or trust and is not a U.S. holder.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships (or entities treated as partnerships for U.S. federal income tax purposes) holding Notes are encouraged to consult their tax advisors.

Registered Holders are encouraged to consult their own tax advisors regarding the specific federal, state, local, and foreign income and other tax considerations to them in their particular situations of the adoption of the Proposed Amendments and the receipt of the Consent Fees.

IRS Circular 230 Disclosure. To ensure compliance with U.S. Treasury Department Circular 230, each Registered Holder is hereby notified that: (a) any discussion of U.S. federal tax issues in this Consent Solicitation Statement is not intended or written to be used, and cannot be used, by such Holder for the purpose of avoiding penalties that may be imposed on such Registered Holder under the Internal Revenue Code; (b) any such discussion has been included by us in connection with the promotion or marketing (within the meaning of Circular 230) by us of the transaction or matters described herein, namely the Solicitation; and (c) each such Registered Holder should seek advice based on its particular circumstances from an independent tax advisor.

Tax Considerations for Consenting U.S. Holders

The U.S. federal income tax consequences to a consenting U.S. holder of the adoption of the Proposed Amendments and the receipt of the Consent Fees will depend, in part, upon whether the adoption of the Proposed Amendments and receipt of the Consent Fees result in a “significant modification” and thus a deemed exchange of the Notes for “new Notes” for U.S. federal income tax purposes. A modification of a debt instrument that is not a significant modification does not create a deemed exchange.

Under applicable Treasury regulations, the modification of a debt instrument is a significant modification if, based on all the facts and circumstances (and, subject to certain exceptions, taking into account all modifications of the debt instrument collectively), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” In addition, Treasury regulations provide an exception under which a modification that adds, deletes or alters customary accounting or financial covenants is not a significant modification and also provide that an agreement by a Registered Holder to temporarily waive an acceleration clause or similar default right is not a modification in certain circumstances. There is no authority addressing the types of covenants that are considered customary accounting or financial covenants for these purposes. Based on our interpretation of the applicable rules relating to the modification of debt instruments, we intend to take the position that the adoption of the Proposed Amendments does not constitute a significant modification of the Notes.

Treasury regulations also provide that a change in the yield of a debt instrument is not a significant modification if the yield of the modified instrument (determined by taking into account any payments made by the issuer to the Registered Holder as consideration for the modification, such as the Consent Fees) does not vary from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or 5 percent of the annual yield of the unmodified instrument. Whether the change in yield on the Notes resulting from the payment of the Consent Fees will result in a significant modification under the above formulation is a question of fact that will depend on the amount of the Consent Fees received by each consenting U.S. holder. If the Effective Date is on or before June 30, 2007, the Consent Fees proposed in this Consent Solicitation Statement to be paid to Registered Holders will not result in a significant modification under the above formula.

If the adoption of the Proposed Amendments and the receipt of the Consent Fees do not constitute a significant modification to the terms of the Notes for U.S. federal income tax purposes, there would be no deemed exchange, and a U.S. holder would not recognize any gain or loss for U.S. federal income tax purposes due to the adoption of the Proposed Amendments and would have the same adjusted tax basis and holding period in the Notes after the adoption of the Proposed Amendments that such U.S. holder had in the Notes immediately before such adoption.

There is no authority directly addressing the U.S. federal income tax consequences of the receipt of the Consent Fees, and the tax consequences of a U.S. holder’s receipt of the Consent Fees consequently are unclear. We intend to treat the Consent Fees for U.S. federal income tax purposes as an amount paid to U.S. holders in separate consideration for the Consent pursuant to this Solicitation. If such treatment is respected, U.S. holders would recognize ordinary income for U.S. federal income tax purposes in the amount of the Consent Fees received. Alternatively, the Consent Fee might be treated as a principal payment on the Note (not currently taxable but possibly creating original issue discount) or might be treated as a payment of interest.

The foregoing characterization of the Proposed Amendments and receipt of the Consent Fees is not binding on the Internal Revenue Service (“IRS”), and the IRS might assert that the adoption of the Proposed Amendments and receipt of the Consent Fees result in a significant modification of some or all of the Notes. As noted above, if the adoption of the Proposed Amendments and receipt of the Consent Fees constitute a significant modification of some or all of the Notes, such Notes will be deemed exchanged for “new Notes” for U.S. federal income tax purposes. If such Notes and new Notes are “securities” for federal income tax purposes, such a deemed exchange should likely constitute a recapitalization for federal income tax purposes.

In general, a debt instrument will be treated as a security if it represents a participating, continuing interest in the issuer, rather than a mere right to a cash payment. As a result, the term of the debt instrument is usually regarded as a significant factor in determining whether it is a security. Pursuant to applicable judicial authorities and Internal Revenue Service (“IRS”) rulings, a debt instrument with a maturity of ten years or more is generally treated as a security; and a debt instrument with a maturity of less than five years is generally treated as not a security. However, the IRS has ruled in the context of a transaction that otherwise constituted a tax-free merger that where new debt instruments were issued by the acquiring company in exchange for debt securities of the merged company and such new debt instruments bore the same terms (except for adjustments to the interest rate to reflect differences in credit worthiness) as such old debt securities, such new debt instruments themselves constituted debt securities even though the remaining term was only two years. Based on the foregoing, a deemed exchange involving the 2028 Notes, the 2013 Notes, the 2014 Notes, the 2012 Notes, the 2015 Notes (first tranche), the 2015 Notes (second tranche) or the 2011 Notes (first tranche) should likely be treated as a recapitalization, although the question is not free from doubt. The treatment of a deemed exchange involving the 2008 Notes or the 2011 Notes (second tranche) is less clear, particularly because with respect to the former, the remaining term before the remarketing date of February 25, 2008 is less than one year and with respect to the latter the original term was less than five years.

If the deemed exchange qualifies as a recapitalization and if the Consent Fees are treated as separate taxable consideration for the Consent, as described above, (i) a U.S. holder will not recognize any gain or loss on the deemed exchange (except to the extent of the portion, if any, of the new Notes deemed received that is attributable to accrued but unpaid interest on the Notes not previously included in the U.S. holder’s income, which will be treated as interest income) and (ii) a U.S. holder’s tax basis in the new Notes will equal such U.S. holder’s adjusted tax basis in the Notes immediately prior to the deemed exchange. If the deemed exchange qualifies as a recapitalization, a U.S. holder’s holding period for the new Notes would include the period during which the Notes surrendered in exchange therefor were held.

As described above, treatment of the Consent Fees other than as separate consideration is possible. If the Consent Fees were treated as consideration received in connection with a recapitalization, a U.S. holder generally would recognize capital gain (except to the extent gain is treated as ordinary income under the market discount rules or a U.S. holder recognizes ordinary income attributable to accrued but unpaid interest on the Notes not previously included in the U.S. holder’s income), but not loss, equal to the lesser of (i) the excess of (x) the sum of the “issue price” of the new Notes and the Consent Fees received over (y) the U.S. holder’s adjusted tax basis in the Notes immediately prior to the deemed exchange and (ii) the amount of the Consent Fees. For these purposes, the issue price of the new Notes will be their fair market value at the time of the deemed exchange if the new Notes are determined to be “publicly traded” within the meaning of the applicable Treasury regulations. However, the application of such regulations to the new Notes is unclear. If some or all of the new Notes are not considered to be so publicly traded but the old Notes for which such new Notes are deemed to have been exchanged are so publicly traded, the issue price of such new Note will be the fair market value of the relevant old Note less the Consent Fee. If some or all of the new Notes are not so publicly traded and the relevant old Notes are also not so publicly traded, the issue price of such a new Note should, assuming the Effective Time is no later than June 30, 2007, be the stated principal amount since the stated interest rate on all Notes is greater than the applicable federal rate for the month of June 2007. A U.S. holder’s tax basis in the new Notes in such case would equal such U.S. holder’s adjusted tax basis in the Notes immediately prior to the deemed exchange, increased by the income recognized in the exchange, if any, and reduced by the Consent Fees. Recognized capital gain generally would be long-term capital gain if the holding period of the Notes exceeded one year.

If the deemed exchange were to not qualify as a recapitalization, a U.S holder generally would recognize capital gain (except to the extent gain is treated as ordinary income under the market discount rules or a U.S. holder recognizes ordinary income attributable to accrued but unpaid interest on the Notes not previously included in the U.S. holder’s income) or loss on the deemed exchange in an amount equal to the difference between (i) the issue price of the new Notes plus, if the Consent Fees were not treated as separate consideration (but rather were treated as received in connection with the deemed exchange), the amount of the Consent Fees received and (ii) the U.S. holder’s adjusted tax basis in the Notes. A U.S. holder’s initial tax basis in the new Notes would be the issue price of the new Notes on the date of the deemed exchange, and the holding period of the new Notes would begin on the day after the deemed exchange.

Regardless of whether the deemed exchange qualifies as a recapitalization or whether the Consent Fees are treated as separate consideration for the Consent, depending on the issue price assigned to the new Notes, the deemed exchange could result in the creation of OID with respect to the new Notes that, subject to certain offsets, would be includable in the income of a U.S. holder (including a purchaser of new Notes in the secondary markets) over the remaining term of the new Notes in advance of the receipt of cash attributable to such income. If the new Notes are treated as publicly traded for these purposes (or, if not, the relevant old Notes are treated as publicly traded), the new Notes will be treated as issued with OID if their fair market value as of their issue date (or, if applicable, the fair market value of the relevant old Notes less the Consent Fee) is less than the face amount of the new Notes by more than a de minimis amount. U.S. holders should consult their own tax advisors regarding the inclusion of OID in light of their particular circumstances.

U.S. holders of the Notes should note that no ruling has been requested from the IRS regarding the tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fees. No assurance can be given that the positions we intend to be take, as described above, will be accepted by the IRS or a court. Positions different than those we intend to be take, as described above, could affect the character or timing of income recognized with respect to the Notes for U.S. federal income tax purposes. All U.S. holders should consult their tax advisors regarding federal, state, local and foreign income and other tax consequences of possible receipt of the Consent Fees and adoption of the Proposed Amendments.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to the payment of the Consent Fees. U.S. federal income tax law also imposes “backup withholding” unless a consenting U.S. holder has provided such U.S. holder’s correct taxpayer identification number (“TIN”) which, in the case of a U.S. holder who is an individual, is his or her social security number, and certain other information, or otherwise establishes a basis for exemption from backup withholding. Exempt U.S. holders (including corporations) are not subject to these backup withholding and information reporting requirements, provided that they properly demonstrate their eligibility for exemption.

If the consenting U.S. holder has not provided the correct TIN and certain other information or an adequate basis for exemption, the U.S. holder may be subject to a penalty imposed by the IRS, and the Consent Fees paid to the U.S. holder will be subject to a backup withholding tax of 28%. If any such withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is provided to the IRS.

Tax Considerations for Consenting Non-U.S. Holders

This discussion does not describe the U.S. federal income tax consequences to non-U.S. holders who are engaged in a trade or business in the United States with which the Notes are effectively connected, or who are individuals present in the United States for 183 days or more in the taxable year of disposition. Such non-U.S. holders will generally be subject to special rules and should consult their own tax advisors regarding the U.S. federal income tax consequences applicable to their particular situation.

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fees to a non-U.S. holder, we intend to withhold such tax from any Consent Fee paid to a non-U.S. holder at a 30% rate unless an exemption or partial reduction as a result of a treaty is properly established. A non-U.S. holder may be able to claim an exemption or establish that a reduced rate of withholding applies by delivering to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. Non-U.S. holders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax exemption or reduction as well as the possibility for claiming a refund of the United States withholding tax.

Backup Withholding and Information Reporting

Backup withholding may apply to Consent Fees paid to a non-U.S. holder unless such non-U.S. holder has made appropriate certifications as to its foreign status or otherwise establishes an exemption. In addition, to the extent required, we will report to a non-U.S. holder and the IRS the amount of any Consent Fees paid to such non-U.S. holder. The certification procedures required to claim the exemption from withholding tax described above will satisfy the certification requirements necessary to avoid back-up withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the required information is furnished to the IRS.

Tax Considerations for Non-Consenting Holders

Because, as described above, we intend to take the position that the adoption of the Proposed Amendments do not constitute a significant modification, we intend to take the position that a non-consenting Holder who does not receive Consent Fees will not be deemed to participate in any deemed exchange and will not recognize any income, gain or loss in connection with the Solicitation.

A non-consenting Registered Holder of the Notes should carefully read the disclosure to consenting Holders set forth above. No assurance can be given that the positions we intend to take, as described above, will be accepted by the IRS or a court. Positions different than those we intend to be take, as described above, could affect the character or timing of income recognized with respect to the Notes for U.S. federal income tax purposes. All Registered Holders should consult their tax advisors regarding the tax treatment of the receipt of the Consent Fees by consenting Registered Holders and the adoption of the Proposed Amendments.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS CONSENT SOLICITATION STATEMENT OR IN THE DOCUMENTS THAT WE FILE WITH THE SEC. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

This Consent Solicitation Statement “incorporates by reference” information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information contained in any subsequently filed document, to the extent it modifies information in this Consent Solicitation Statement or in any document incorporated by reference in this Consent Solicitation Statement, will automatically update and supersede the information originally in this Consent Solicitation Statement or incorporated by reference in this Consent Solicitation Statement. We incorporate by reference the following documents (filed under File No. 1-6622) and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the Expiration Date:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•	Our Current Reports on Form 8-K filed on March 15, 2007, May 21, 2007 and June 4, 2007 and Form 8-K/A filed on May 25, 2007.

•	Our Definitive Proxy Statement filed on April 9, 2007.

You may request a copy of these filings at no cost, by writing or telephoning us, at the following address:

6110 Executive Boulevard, Suite 800

Rockville, Maryland 20852

(301) 984-9400

The above SEC filings are also available to the public on our website at www.writ.com. (This website address is provided as an inactive textual reference and is not intended to be an active link to our website. Information on our website is not part of this Consent Solicitation Statement.)

MISCELLANEOUS

The Solicitation is not being made to, and the Consent will not be accepted from or on behalf of, Registered Holders in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to make the Solicitation in any such jurisdiction and to extend the Solicitation to Registered Holders in such jurisdiction, in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on our behalf by the Solicitation Agent or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

EXHIBIT A

PROVISIONS CURRENTLY IN EFFECT

The following provisions of the Indenture, dated as of August 1, 1996, as amended and supplemented (collectively, the “Indenture”), between us and The Bank of New York Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as trustee, are currently in effect:

SECTION 1011. Limitations on Incurrence of Debt.

(a) The Trust will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);

(c) In addition to the limitation set forth in subsections (a) and (b) of this Section 1011, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

SECTION 1012. Maintenance of Total Unencumbered Assets. The Trust will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Trust.

DEFINITIONS

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) all other assets of the Trust and its Subsidiaries not subject to an Encumbrance, determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

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EXHIBIT B

PROVISIONS THAT WOULD BECOME OPERATIVE IF THE PROPOSED AMENDMENTS ARE APPROVED AND THE SUPPLEMENTAL INDENTURE IS IMPLEMENTED

The following redlined provisions of the Supplemental Indenture to the Indenture between us and The Bank of New York Trust Company, N.A. (as successor in interest to the First National Bank of Chicago), as trustee, will become operative if the Proposed Amendments are approved and the Supplemental Indenture is implemented:

SECTION 1011. Limitations on Incurrence of Debt.

(a) The Trust will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than ~~60~~65% of the sum of (without duplication) (i) the Total Assets as of the end of the calendar quarter covered in the Trust’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);

(c) In addition to the limitation set forth in subsections (a) and (b) of this Section 1011, the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

SECTION 1012. Maintenance of Total Unencumbered Assets. The Trust will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Trust.

DEFINITIONS

“Capitalized Property Value” as of any date means the aggregate sum of all Property EBITDA for each such property for the prior four quarters and capitalized at seven and one-half percent (7.5%), provided, however, that if the value of a particular property calculated pursuant to this clause is less than the undepreciated book value of such property determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property.

“Property EBITDA” is defined as, for any period of time, without duplication, net earnings (loss), excluding net derivative gains (losses) and gains (losses) on dispositions of real estate, before deductions for the Trust and its Subsidiaries (including amounts reported in discontinued operations) for (i) interest expense (including prepayment penalties); (ii) provision for taxes based on income; (iii) depreciation, amortization and all other non-cash items, as determined in good faith by the Trust, deducted in arriving at net income (loss); (iv) extraordinary items; (v) non-recurring items, as determined in good faith by the Trust; and (vi) minority interest. In each case for such period, amounts will be as reasonably determined by the Trust in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include Trust general and administrative expenses and other Trust expenses such as land holding costs, employee and trustee stock and stock option expense and pursuit cost write-offs as determined in good faith by the Trust.

“Stabilized Property” means (i) with respect to an acquisition of an income producing property, a property becomes stabilized when the Trust or its Subsidiaries have owned the property for at least four (4) full quarters and (ii) with respect to new construction or redevelopment property, a property becomes

B-1

stabilized four (4) full quarters after the earlier of (a) eighteen (18) months after substantial completion of construction or redevelopment, and (b) the quarter in which the physical occupancy level of the property is at least ninety-three percent (93%).

“Total Assets” as of any date means the sum of (i) ~~Undepreciated Real Estate Assets~~for Stabilized Properties, Capitalized Property Value, and (ii) for all other assets of the Trust and its Subsidiaries, undepreciated book value determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Total Unencumbered Assets” means the sum of (i) ~~those Undepreciated Real Estate Assets~~ the Capitalized Property Values of Stabilized Properties not subject to an Encumbrance and (ii) for all other assets of the Trust and its Subsidiaries not subject to an Encumbrance, undepreciated book value of such assets determined in accordance with GAAP (but excluding intangibles and accounts receivable).

~~“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.~~

B-2

The Solicitation Agent for this Solicitation is:

RBS Greenwich Capital

600 Steamboat Road

Greenwich, CT 06830

Attn: Liability Management

(203) 618-6145

Any questions concerning the terms of this Solicitation may be directed to the Solicitation Agent.

The Information Agent for this Solicitation is:

Global Bondholder Services Corporation

65 Broadway, Suite 723

New York, NY 10006

Attention: Corporate Actions

(212) 430-3774 (call collect)

(866) 470-3700

By Facsimile Transmission:	By Hand Delivery, Mail or Overnight Courier:

212-430-3775	Global Bondholder Services Corporation
65 Broadway, Suite 723
New York, NY 10006

The Trustee under the Indenture is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

All Consents and revocations of Consents should be sent to the Information Agent at the address specified above. Requests for assistance in completing and delivering Consents, or for additional copies of the Consent or this Consent Solicitation Statement, should be directed to the Information Agent. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agent.